Exhibit 99.1

T2 Biosystems Reports First Quarter 2018 Financial Results and Provides Corporate Update

Quarterly Product Revenue Up 66% Year-Over-Year

On Track for Potential FDA Clearance of T2Bacteria Panel in the Second Quarter 2018

LEXINGTON, Mass., May 8, 2018 (GLOBE NEWSWIRE) — T2 Biosystems, Inc. (NASDAQ:TTOO) an emerging leader in the development and commercialization of innovative medical diagnostic products for critical unmet needs in healthcare, announced today operating highlights and financial results for the first quarter ended March 31, 2018.

First Quarter Business and Financial Performance Highlights:

•	Reported first quarter total revenue of $2.311 million, up 146% year-over-year.

•	Reported first quarter product revenue of $1.048 million, up 66% year-over-year.

•	Secured five new placements of T2Dx® Instruments in the first quarter and 4 contracts with access to 10 new hospitals.

•	Increased targeted high-risk patients at newly contracted hospitals by 48,000, ahead of the 35,000 high-risk patients targeted in the quarter.

•	Awarded grant of $2 million from CARB-X to accelerate the development of an expanded panel of tests utilizing the T2MR platform for sepsis-causing bacterial infections and resistance.

•	Customers published 6 peer-reviewed studies demonstrating the clinical and performance advantages of the T2Dx Instrument over blood culture.

“The first quarter was a positive start to the year for our core business, highlighted by 66% year-over-year product revenue growth, the expansion of our installed base and prudent expense management. There continues to be positive momentum in the market for our technology, with several new peer-reviewed publications demonstrating our superior performance and our new collaboration with CARB-X focused on a broad-based diagnostic panel for sepsis-causing bacterial infections,” said president and chief executive officer John McDonough. “Perhaps most importantly, there is robust and growing customer interest in the T2Bacteria Panel, which remains on track for potential FDA clearance in the second quarter of 2018. We anticipate this will be an inflection point for our business based on a significant expansion of our market opportunity and a positive shift in our growth trajectory.”

Additional Financial Results:

•	Research revenues were $1.2 million, compared to $326,000 last quarter and $310,000 in last year’s first quarter.

•	Costs and expenses, excluding cost of product revenue, were $10.5 million, a 16% decrease over last year’s first quarter costs and expenses of $12.5 million.

•	Operating margins were a loss of $11.5 million, a 20% decrease over last quarter’s $14.4 million operating margin loss and a 12% decrease over last year’s first quarter operating margin loss of $13.1 million.

Weighted average shares outstanding were 36.0 million this quarter compared to 35.9 million last quarter and 30.6 million in last year’s first quarter.

Anticipated Events:

The company provides the following guidance for the second quarter 2018:

•	Total revenue in the second quarter 2018 is expected to be in the range of $3.0 million to $3.3 million. Second quarter 2018 product revenue is expected to be in the range of $1.0 million to $1.3 million.

•	The company expects to secure placements of at least 8 T2Dx Instruments in the second quarter by closing at least 6 new contracts that provide access to a minimum of 35,000 high-risk patients.

•	Operating expenses, excluding cost of product revenue, for the second quarter 2018 are projected to be in the range of $10.0 million to $10.5 million, including non-cash stock based compensation and depreciation expenses of $2.0 million.

The company expects to provide full-year 2018 financial guidance upon FDA clearance of the T2Bacteria® Panel.

Conference Call

Management will host a conference call today with the investment community at 4:30 p.m. Eastern Time to discuss the financial results and other business developments. Interested parties may access the live call via telephone by dialing 1-877-300-8521 (U.S.) or 1-412-317-6026 (International). To listen to the live call via T2 Biosystems’ website, go to www.t2biosystems.com, in the Investors/Events & Presentations section. A webcast replay of the call will be available following the conclusion of the call, also in the Investors/Events & Presentations section of the website.

About T2 Biosystems

T2 Biosystems, an emerging leader in the development and commercialization of innovative medical diagnostic products for critical unmet needs in healthcare, improves patient care and reduces the cost of healthcare by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx Instrument, T2Candida® Panel, and the T2Bacteria Panel and are powered by the proprietary T2 Magnetic Resonance technology, or T2MR®. T2Bacteria Panel is commercially available in Europe and other countries that accept the CE Mark and is available for research use only in the U.S. T2 Biosystems has an active pipeline of future products including additional species and antibiotic resistance for detection of sepsis pathogens, as well as tests for Lyme disease. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding additional patients, timing of testing patients, anticipated product benefits, strategic priorities, product expansion or opportunities, growth expectations or targets, timing of FDA filings or clearances and anticipated operating expenses, as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission, or SEC, on March 19, 2018, and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue:
Product revenue	$1,048	$631
Research revenue	1,263	310
Total revenue	2,311	941

Costs and expenses:
Cost of product revenue	3,273	1,627
Research and development	4,718	6,585
Selling, general and administrative	5,755	5,874

Total costs and expenses	13,746	14,086

Loss from operations	(11,435)	(13,145)
Interest expense, net	(1,568)	(1,637)
Other income, net	90	79

Net loss and comprehensive loss	$(12,913)	$(14,703)

Net loss per share — basic and diluted	$(0.36)	$(0.48)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	35,978,306	30,531,180

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$29,733	$41,799
Accounts receivable	582	467
Prepaid expenses and other current assets	626	708
Inventories	2,082	1,344

Total current assets	33,023	44,318
Property and equipment, net	8,710	10,015
Restricted cash	180	260
Other assets	206	268

Total assets	$42,119	$54,861

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$779	$648
Accrued expenses and other current liabilities	5,606	6,218
Derivative liability	2,096	2,238
Notes payable	41,303	40,696
Deferred revenue	887	1,736
Current portion of lease incentives	251	246

Total current liabilities	50,922	51,782
Notes payable, net of current portion	609	1,008
Lease incentives, net of current portion	675	731
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 36,019,883 and 35,948,900 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	36	36
Additional paid-in capital	268,807	267,421
Accumulated deficit	(278,930)	(266,117)

Total stockholders’ (deficit) equity	(10,087)	1,340

Total liabilities and stockholders’ equity	$42,119	$54,861

Media Contact:

Tom Langford, Feinstein Kean Healthcare

tom.langford@fkhealth.com

617-761-6775

Investor Contact:

Matthew Clawson, W2O Group

mclawson@w2ogroup.com

949-370-8500